Exhibit 99.1

WesBanco Announces First Quarter 2020 Financial Results

Wheeling, WV, April 27, 2020 – WesBanco, Inc. (“WesBanco”) (Nasdaq: WSBC), a diversified, multi-state bank holding company, today announced net income and related earnings per share for the three months ended March 31, 2020.

“While we are all experiencing unusual times, WesBanco is supporting its customers and its communities in many ways,” said Todd F. Clossin, President and Chief Executive Officer of WesBanco.  “Early on, we committed $350,000 to fund various non-profit agencies, throughout our footprint, who were impacted by the coronavirus.  Our employees also made the decision to cancel our company's 150th anniversary celebration activities and reallocate those funds to provide an additional $200,000 in support to those same charities.  I am proud to say that the WesBanco team, as of April 24, 2020, has deferred loan payments on more than 2,800 customer loans to help our customers make ends meet and to help support their families and businesses cash flow needs.  Our employees have also made more than 2,300 loans, totaling approximately $570 million, under the Small Business Administration's Paycheck Protection Program. We are fortunate to be in a strong position to provide support to others during this unprecedented time. Our thoughts are with essential service providers across all industries and with the many people and families suffering from this virus.”

Net income for the three months ended March 31, 2020 was $23.4 million, with diluted earnings per share of $0.35, compared to $40.3 million and $0.74 per diluted share, respectively, for the first quarter of 2019.  Net income excluding after-tax merger-related expenses for the three months ended March 31, 2020, was $27.5 million, or $0.41 per diluted share, as compared to $42.8 million and $0.78 per diluted share, respectively, in the prior year quarter (non-GAAP measures).

	For the Three Months Ended March 31,
	2020		2019
(unaudited, dollars in thousands, except per share amounts)	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
Net income (Non-GAAP)(1)	$27,476	$0.41	$42,791	$0.78
Less: After tax merger-related expenses	(4,080)	(0.06)	(2,454)	(0.04)
Net income (GAAP)	$23,396	$0.35	$40,337	$0.74
(1)	See non-GAAP financial measures for additional information relating to the calculation of these items.

On November 22, 2019, WesBanco consummated the merger with Old Line Bancshares, Inc. (“OLBK”), a bank holding company headquartered in Bowie, MD with approximately $3.0 billion in assets, excluding goodwill.  Financial results for OLBK have been included in WesBanco’s results from the merger consummation date.

Financial and operational highlights during the quarter ended March 31, 2020:

•	Successfully completed signage and systems conversion of Old Line Bancshares in February
o	Anticipated 2020 cost saves are on track
•	Strong mortgage banking income, increasing 20.8% year-over-year
•	Organic loan growth was 2.0% year-over-year, driven by the C&I loan category
o	Sequential quarter total loan growth, which includes our Mid-Atlantic franchise, was 3.2% annualized
o	When excluding the sale of certain OLBK commercial loans, sequential quarter total loan growth would have been 5.6% annualized
•	Organic deposit growth, excluding certificates of deposit, was 0.7% year-over-year, driven by demand deposit growth
o	Sequential quarter deposit growth, excluding certificates of deposit, was 7.0% annualized
•

Key credit quality metrics such as non-performing assets, past due loans, criticized & classified loans, and net loan charge-offs, as percentages of total portfolio loans, remained at low levels and favorable to peer bank averages, those with total assets between $10 billion and $25 billion

•

Adopted the new Current Expected Credit Losses (“CECL”) accounting standard. Deterioration in the macroeconomic forecast drove the increases in allowance for credit losses and provision for credit losses on both a year-over-year and quarter-over-quarter basis

•	WesBanco remains a well-capitalized financial institution with solid liquidity and strong credit quality

Mr. Clossin added, “For 150 years, we have been a source of stability, strength, and trust for all of our communities.  While no one anticipated the current operating environment, we believe we positioned the company well as we had proactively taken risk out of our loan portfolios during the last few years, developed appropriate long-term strategies to allow us to succeed regardless of the operating environment, and implemented initiatives during the early stages of the pandemic to help our customers, communities, and employees.  As we all work together in this current environment, we believe our sound credit and risk culture, combined with our community-first focus, will help us, our customers, and our communities to navigate these extraordinary times.”

COVID-19 Responses

As a responsible, community-based financial institution, we believe it is our duty to assist and help protect our communities, customers, and employees.  Thus, on March 18th, we were one of the first banks to launch a number of initiatives and precautionary measures intended to mitigate the impact of the COVID-19 virus outbreak by offering payment relief to affected borrowers through loan modifications, payment deferrals, and working capital facilities; adjusting branch operations to help protect the health and safety of our customers and employees while maintaining access to our services; and supporting local non-profit organizations through our grant programs.  Through April 24, we have assisted our residential mortgage customers with 532 loan modifications totaling $137 million, our consumer and home equity loan customers with 712 loan modifications totaling $28 million, and our commercial and business customers with more than 1,600 loan modifications totaling $1.8 billion, including most customers in our hotel loan portfolio.  In addition, we have been an active participant in the Small Business Administration’s Paycheck Protection Program, as established by the CARES Act.

Balance Sheet

Portfolio loans of $10.3 billion as of March 31, 2020 increased 35.0% when compared to the prior year period due to the OLBK acquisition.  Total organic loan growth was 2.0% year-over-year, driven by the C&I and residential real estate loan categories, which were partially offset by elevated levels of commercial real estate loans going to the secondary market.  Total deposits increased 23.9% year-over-year to $11.0 billion due primarily to the OLBK acquisition.  Total deposits, excluding the OLBK acquisition, decreased $291.9 million, or 3.3%, year-over-year due to a $346.0 million reduction in certificates of deposit, as higher cost CDs were allowed to runoff.  When excluding the impact of CD runoff, total deposit organic growth was 0.7% year-over-year driven by growth in demand deposits.

Credit Quality

Overall, we believe our credit quality ratios remained strong as we balanced disciplined loan origination in the current environment with prudent lending standards.  As of March 31, 2020, both non-performing loans and non-performing assets as percentages of the portfolio and total assets have remained relatively low and consistent throughout the last five quarters.  Criticized and classified loan balances decreased to 2.09% of total portfolio loans, as compared to 2.24% and 2.17% during the third and fourth quarters of 2019, respectively.  Reflecting the implementation of CECL during the first quarter of 2020, the provision for credit losses increased to $29.8 million and the allowance for loan losses increased to $114.3 million.

WesBanco adopted CECL on January 1, 2020, resulting in an initial adjustment to retained earnings of $26.6 million, and a corresponding increase in the allowance for credit losses specific to loans of $38.4 million, representing an allowance to total loans coverage ratio of 0.88%, or $90.8 million, upon adoption, compared to 0.51%, or $52.4 million, at December 31, 2019 under the incurred method.   The allowance for credit losses specific to loans at March 31, 2020 was $114.3 million, or 1.10% of total loans.  Excluded from the allowance for credit losses and related coverage ratio are fair market value adjustments on previously acquired loans representing 0.49% of total loans.  The increase in the allowance and related provision for credit losses was related to the significant deterioration in the macroeconomic forecast in late-March, primarily driven by the negative forecasted economic impacts of COVID-19.  The forecast, based upon nationally-recognized published economic data through March 31, 2020, is primarily driven by national unemployment and interest rate spreads. Other factors such as prepayment speeds, loan risk grades, portfolio mix, industry and property type concentrations, loan growth by class, and various other qualitative factors that are both mathematically and judgmentally determined also impact the CECL model’s calculated results .

Net Interest Margin and Income

The net interest margin of 3.54% for the first quarter of 2020 decreased 14 basis points year-over-year and 1 basis point from the fourth quarter of 2019.  Year-over-year, the net interest margin decreased primarily due to the lower interest rate environment from the five decreases in the Federal Reserve Board’s target federal funds rate, totaling 225 basis points, from July 2019 through March 2020, as well as a flattening of the yield curve.  Reflecting the significantly lower interest rate environment, we aggressively reduced our deposit rates during the second half of March, which helped to lower deposit funding costs 10 basis points year-over-year to 55 basis points for the first quarter of 2020.  In addition, we shortened the maturities and experienced lower rates, in our first quarter FHLB borrowings as compared to the prior year which helped to lower the cost of borrowings 19 basis points year-over-year.  Lastly, accretion from acquisitions benefited the first quarter net interest margin by 22 basis points, as compared to 19 basis points in the prior year period and 22 basis points during the fourth quarter of 2019.

Net interest income increased $21.8 million, or 22.2%, during the first quarter of 2020, as compared to the same quarter of 2019, due to a 26.0% increase in average total earning assets, primarily driven by the OLBK acquisition and related accretion from purchase accounting, partially offset by the lower loan yields, reflecting repricing of existing loans and lower new offered rates in the current market environment.

Non-Interest Income

For the first quarter of 2020, non-interest income of $28.0 million increased $0.2 million, or 0.8%, from the first quarter of 2019, driven by organic growth and the OLBK acquisition, which was partially offset by the limitation on interchange fees for debit card processing that resulted from the Durbin amendment in the 2010 Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), which took effect for WesBanco during the third quarter of 2019.  Net securities gains increased $0.8 million, or 126.9%, due to the sale of approximately $218 million of securities in March 2020 in order to take advantage of market conditions at the time and create additional liquidity for potential COVID-19 related needs, such as meeting demand for increased draws on commercial and home equity lines of credit.  Such gains were partially offset by a negative $1.3 million market adjustment in the deferred compensation plan, which had an offsetting reduction in employee benefits expense.   Other income increased $0.6 million, or 19.2%, primarily due to debit card sponsorship fees inherited from the OLBK acquisition.  Electronic banking fees decreased $1.6 million as compared to the prior year period reflecting an approximate $2.7 million impact from the limitation on interchange fees for debit card processing, partially offset by higher point-of-sale and ATM transactions by both legacy WesBanco and our new OLBK customers.  Fair value adjustments on loans held for sale and derivatives negatively impacted mortgage banking income, despite higher volumes, and loan swap fee income, accounted for in other income.

Non-Interest Expense

We believe that total operating expenses continued to be well-controlled during the three-month period ending March 31, 2020, as demonstrated by an efficiency ratio of 57.69%.  Excluding merger-related expenses, non-interest expense for the three months ended March 31, 2019 increased $14.8 million, or 20.8%, to $86.2 million compared to the prior year period, primarily reflecting the OLBK acquisition.  As previously disclosed, the anticipated cost savings associated with the OLBK acquisition began to be realized later in the first quarter, primarily reflecting the planned staff reductions after the February 21, 2020 signage and systems conversions.  This year-over-year increase is primarily due to higher salaries and wages, employee benefits, net occupancy, equipment, and other operating costs associated with additional staffing and financial center locations from the OLBK acquisition.  In addition, salaries and wages reflect the mid-2019 annual salary increases.  Employee benefits were positively impacted by the $1.3 million reduction in the deferred compensation plan obligations due to market declines and lower pension expense.  Lastly, FDIC insurance expense increased $0.8 million, or 56.2%, due to a higher assessment rate associated with our larger asset level.

Capital

WesBanco continues to maintain what we believe are strong regulatory capital ratios as both consolidated and bank-level regulatory capital ratios are well above the applicable “well-capitalized” standards promulgated by bank regulators and the BASEL III capital standards.  At March 31, 2020, Tier I leverage was 9.64%, Tier I risk-based capital was 12.51%, total risk-based capital was 14.83%, and the common equity Tier 1 capital ratio (“CET 1”) was 12.51%.  As compared to the prior year period, Tier 1 leverage and Tier 1 risk-based capital ratios were adversely impacted by the movement of $136.5 million of trust preferred securities (TruPS), during the fourth quarter of 2019, from Tier 1 to Tier 2 risk-based capital, as required by the Dodd-Frank Act for financial institutions with total assets greater than $15 billion.  Tangible common equity increased to 9.65% at period-end from 9.57% as of March 31, 2019, as an increase in other comprehensive income from the mark-to-market of the available-for-sale portion of the investment portfolio benefited this ratio, as well as increased retained earnings. WesBanco has elected to defer the CECL impact on capital ratios two years and then transition the adjustment over the three-year period allowed for by the federal joint regulatory agencies.  The impact on regulatory capital ratios approximated 30 basis points for this adjustment for three of the four regulatory ratios, while total risk-based capital would be slightly higher without the transition.

During the first quarter of 2020, WesBanco repurchased 786,012 shares of its outstanding common stock on the open market at a total cost of $25.0 million, or $31.77 per share, before suspending its share buyback program in early-March, in an abundance of caution related to the growing COVID-19 pandemic.  As of March 31, 2020, approximately 1.7 million shares remained under the previously announced plan.

Conference Call and Webcast

WesBanco will host a conference call to discuss the Company's financial results for the first quarter of 2020 at 10:00 a.m. ET on Tuesday, April 28, 2020.  Interested parties can access the live webcast of the conference call through the Investor Relations section of the Company's website, www.wesbanco.com.  Participants can also listen to the conference call by dialing 888-347-6607, 855-669-9657 for Canadian callers, or 412-902-4290 for international callers, and asking to be joined into the WesBanco call.  Please log in or dial in at least 10 minutes prior to the start time to ensure a connection.

A replay of the conference call will be available by dialing 877-344-7529, 855-669-9658 for Canadian callers, or 412-317-0088 for international callers, and providing the access code of 10136709.  The replay will begin at approximately 12:00 p.m. ET on April 28, and end at 12 a.m. ET on May 13.  An archive of the webcast will be available for one year on the Investor Relations section of the Company’s website (www.wesbanco.com).

Forward-Looking Statements

Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2019 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC), which are available at the SEC’s website, www.sec.gov or at WesBanco’s website, www.WesBanco.com.  Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under “Risk Factors” in Part I, Item 1A.  Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, the effects of changing regional and national economic conditions including the effects of the COVID-19 pandemic; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; cyber-security breaches; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance.  WesBanco does not assume any duty to update forward-looking statements.

About WesBanco, Inc.

Founded in 1870, WesBanco, Inc. (www.wesbanco.com) is a diversified and balanced financial services company that delivers large bank capabilities with a community bank feel.  Our distinct long-term growth strategies are built upon unique sustainable advantages permitting us to span six states with meaningful market share.  Built upon our ‘Better Banking Pledge’, our customer-centric service culture is focused on growing long-term relationships by pledging to serve all personal and business customer needs efficiently and effectively.  In addition to a full range of online and mobile banking options and a full-suite of commercial products and services, WesBanco provides trust, wealth management, securities brokerage, and private banking services through our century-old Trust and Investment Services department, with approximately $4.1 billion of assets under management (as of March 31, 2020).  WesBanco's banking subsidiary, WesBanco Bank, Inc., operates 236 financial centers in the states of Indiana, Kentucky, Maryland, Ohio, Pennsylvania, and West Virginia.  Additionally, WesBanco operates an insurance agency, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

SOURCE:  WesBanco, Inc.

WesBanco Company Contact:

John H. Iannone

Senior Vice President, Investor and Public Relations

304-905-70

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares and per share amounts)

	For the Three Months Ended
STATEMENT OF INCOME	March 31,
	2020	2019	% Change
Interest and dividend income
Loans, including fees	$119,503	$95,502	25.1
Interest and dividends on securities:
Taxable	16,986	16,733	1.5
Tax-exempt	4,456	5,541	(19.6)
Total interest and dividends on securities	21,442	22,274	(3.7)
Other interest income	1,503	1,277	17.7
Total interest and dividend income	142,448	119,053	19.7
Interest expense
Interest bearing demand deposits	3,394	3,946	(14.0)
Money market deposits	2,352	1,899	23.9
Savings deposits	923	522	76.8
Certificates of deposit	4,054	3,903	3.9
Total interest expense on deposits	10,723	10,270	4.4
Federal Home Loan Bank borrowings	8,232	6,337	29.9
Other short-term borrowings	870	1,556	(44.1)
Subordinated debt and junior subordinated debt	2,461	2,529	(2.7)
Total interest expense	22,286	20,692	7.7
Net interest income	120,162	98,361	22.2
Provision for credit losses	29,821	2,507	1,089.5
Net interest income after provision for credit losses	90,341	95,854	(5.8)
Non-interest income
Trust fees	6,952	7,115	(2.3)
Service charges on deposits	6,617	6,549	1.0
Electronic banking fees	4,254	5,892	(27.8)
Net securities brokerage revenue	1,679	1,860	(9.7)
Bank-owned life insurance	1,769	1,319	34.1
Mortgage banking income	1,276	1,056	20.8
Net securities gains	1,491	657	126.9
Net gain on other real estate owned and other assets	169	136	24.3
Other income	3,802	3,189	19.2
Total non-interest income	28,009	27,773	0.8
Non-interest expense
Salaries and wages	38,910	30,940	25.8
Employee benefits	10,373	9,989	3.8
Net occupancy	7,084	5,566	27.3
Equipment	6,039	4,833	25.0
Marketing	1,138	1,243	(8.4)
FDIC insurance	2,113	1,353	56.2
Amortization of intangible assets	3,374	2,514	34.2
Restructuring and merger-related expense	5,164	3,107	66.2
Other operating expenses	17,138	14,887	15.1
Total non-interest expense	91,333	74,432	22.7
Income before provision for income taxes	27,017	49,195	(45.1)
Provision for income taxes	3,621	8,858	(59.1)
Net Income	$23,396	$40,337	(42.0)

Taxable equivalent net interest income	$121,346	$99,834	21.5

Per common share data
Net income per common share - basic	$0.35	$0.74	(52.7)
Net income per common share - diluted	0.35	0.74	(52.7)
Net income per common share - diluted, excluding certain items (1)(2)	0.41	0.78	(47.4)
Dividends declared	0.32	0.31	3.2
Book value (period end)	38.56	37.05	4.1
Tangible book value (period end) (1)	21.36	20.49	4.2
Average common shares outstanding - basic	67,486,550	54,598,499	23.6
Average common shares outstanding - diluted	67,587,446	54,706,337	23.5
Period end common shares outstanding	67,058,155	54,599,127	22.8

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

(2) Certain items excluded from the calculation consist of after-tax merger-related expenses.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

Selected ratios

	For the Three Months Ended
	March 31,
	2020	2019	% Change
Return on average assets	0.60%	1.31%	(54.20)%
Return on average assets, excluding
after-tax merger-related expenses (1)	0.70	1.39	(49.64)
Return on average equity	3.63	8.17	(55.57)
Return on average equity, excluding
after-tax merger-related expenses (1)	4.26	8.67	(50.87)
Return on average tangible equity (1)	7.07	15.65	(54.82)
Return on average tangible equity, excluding
after-tax merger-related expenses (1)	8.18	16.56	(50.60)
Yield on earning assets (2)	4.19	4.45	(5.84)
Cost of interest bearing liabilities	0.91	1.06	(14.15)
Net interest spread (2)	3.28	3.39	(3.24)
Net interest margin (2)	3.54	3.68	(3.80)
Efficiency (1) (2)	57.69	55.89	3.22
Average loans to average deposits	94.61	87.01	8.73
Annualized net loan charge-offs/average loans	0.18	0.07	157.14
Effective income tax rate	13.40	18.01	(25.60)

	For the Quarter Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2020	2019	2019	2019	2019
Return on average assets	0.60%	1.04%	1.19%	1.44%	1.31%
Return on average assets, excluding
after-tax merger-related expenses (1)	0.70	1.30	1.23	1.44	1.39
Return on average equity	3.63	6.20	7.06	8.77	8.17
Return on average equity, excluding
after-tax merger-related expenses (1)	4.26	7.75	7.32	8.78	8.67
Return on average tangible equity (1)	7.07	11.53	13.06	16.35	15.65
Return on average tangible equity, excluding
after-tax merger-related expenses (1)	8.18	14.24	13.50	16.38	16.56
Yield on earning assets (2)	4.19	4.25	4.34	4.45	4.45
Cost of interest bearing liabilities	0.91	0.99	1.09	1.08	1.06
Net interest spread (2)	3.28	3.26	3.25	3.37	3.39
Net interest margin (2)	3.54	3.55	3.56	3.67	3.68
Efficiency (1) (2)	57.69	58.29	57.57	54.87	55.89
Average loans to average deposits	94.61	90.78	88.96	87.35	87.01
Annualized net loan charge-offs /average loans	0.18	0.20	0.04	0.05	0.07
Effective income tax rate	13.40	16.23	18.24	18.40	18.01
Trust assets, market value at period end	$4,082,141	$4,719,966	$4,443,430	$4,544,103	$4,514,013

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments.   WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares)

					% Change
	March 31,			December 31,	December 31, 2019
Balance sheets	2020	2019	% Change	2019	to March 31, 2020
Assets
Cash and due from banks	$183,138	$159,097	15.1	$182,905	0.1
Due from banks - interest bearing	410,734	177,797	131.0	51,891	691.5
Securities:
Equity securities, at fair value	11,230	11,978	(6.2)	12,343	(9.0)
Available-for-sale debt securities, at fair value	2,262,082	2,145,089	5.5	2,393,558	(5.5)
Held-to-maturity debt securities (fair values of $841,120; $948,641 and $874,523, respectively)	814,414	936,484	(13.0)	851,753	(4.4)
Allowance for credit losses, held-to-maturity debt securities	(236)	-	(100.0)	-	(100.0)
Net held-to-maturity debt securities	814,178	936,484	(13.1)	851,753	(4.4)
Total securities	3,087,490	3,093,551	(0.2)	3,257,654	(5.2)
Loans held for sale	48,021	8,358	474.6	43,013	11.6
Portfolio loans:
Commercial real estate	5,604,405	3,842,408	45.9	5,725,008	(2.1)
Commercial and industrial	1,801,751	1,274,992	41.3	1,644,699	9.5
Residential real estate	1,929,590	1,628,067	18.5	1,873,647	3.0
Home equity	650,754	590,462	10.2	649,678	0.2
Consumer	363,096	330,152	10.0	374,953	(3.2)
Total portfolio loans, net of unearned income	10,349,596	7,666,081	35.0	10,267,985	0.8
Allowance for credit losses - loans (1)	(114,272)	(48,866)	(133.8)	(52,429)	(118.0)
Net portfolio loans	10,235,324	7,617,215	34.4	10,215,556	0.2
Premises and equipment, net	258,200	180,651	42.9	261,014	(1.1)
Accrued interest receivable	43,960	39,662	10.8	43,648	0.7
Goodwill and other intangible assets, net	1,170,070	915,597	27.8	1,149,153	1.8
Bank-owned life insurance	301,270	226,636	32.9	299,516	0.6
Other assets	257,365	182,844	40.8	215,762	19.3
Total Assets	$15,995,572	$12,601,408	26.9	$15,720,112	1.8
Liabilities
Deposits:
Non-interest bearing demand	$3,191,713	$2,511,140	27.1	$3,178,270	0.4
Interest bearing demand	2,388,406	2,159,654	10.6	2,316,855	3.1
Money market	1,539,835	1,148,295	34.1	1,518,314	1.4
Savings deposits	1,984,057	1,672,967	18.6	1,934,647	2.6
Certificates of deposit	1,939,321	1,424,275	36.2	2,055,920	(5.7)
Total deposits	11,043,332	8,916,331	23.9	11,004,006	0.4
Federal Home Loan Bank borrowings	1,585,608	1,031,796	53.7	1,415,615	12.0
Other short-term borrowings	333,966	301,547	10.8	282,362	18.3
Subordinated debt and junior subordinated debt	192,008	179,632	6.9	199,869	(3.9)
Total borrowings	2,111,582	1,512,975	39.6	1,897,846	11.3
Accrued interest payable	7,667	6,030	27.1	8,077	(5.1)
Other liabilities	246,931	142,933	72.8	216,262	14.2
Total Liabilities	13,409,512	10,578,269	26.8	13,126,191	2.2
Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized; none outstanding	-	-	-	-	-
Common stock, $2.0833 par value; 100,000,000 shares authorized in 2020 and 2019, respectively; 68,078,116, 54,604,294 and 68,078,116 shares issued, respectively; 67,058,155, 54,599,127 and 67,824,428 shares outstanding, respectively	141,827	113,758	24.7	141,827	-
Capital surplus	1,638,122	1,167,761	40.3	1,636,966	0.1
Retained earnings	800,064	761,002	5.1	824,694	(3.0)
Treasury stock (1,019,961, 5,167 and 253,688 shares - at cost, respectively)	(33,714)	(229)	(14,622.3)	(9,463)	(256.3)
Accumulated other comprehensive income (loss)	41,141	(18,098)	327.3	1,201	3,325.6
Deferred benefits for directors	(1,380)	(1,055)	(30.8)	(1,304)	(5.8)
Total Shareholders' Equity	2,586,060	2,023,139	27.8	2,593,921	(0.3)
Total Liabilities and Shareholders' Equity	$15,995,572	$12,601,408	26.9	$15,720,112	1.8

(1) Allowance for credit losses - loans as of March 31, 2020 includes a day 1 adjustment of $41.4 million due to the adoption of ASU 2016-13.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

	Three Months Ended March 31,
	2020		2019
Average balance sheet and net interest margin	Average	Average	Average	Average
analysis	Balance	Rate	Balance	Rate
Assets
Due from banks - interest bearing	$133,532	1.21%	$76,731	1.70%
Loans, net of unearned income (1)	10,375,187	4.63	7,659,542	5.06
Securities: (2)
Taxable	2,576,668	2.65	2,353,856	2.84
Tax-exempt (3)	646,587	3.51	810,702	3.46
Total securities	3,223,255	2.82	3,164,558	3.00
Other earning assets	69,581	6.37	52,114	7.30
Total earning assets (3)	13,801,555	4.19%	10,952,945	4.45%
Other assets	1,983,384		1,557,087
Total Assets	$15,784,939		$12,510,032

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$2,342,441	0.58%	$2,129,601	0.75%
Money market accounts	1,543,763	0.61	1,154,563	0.67
Savings deposits	1,953,487	0.19	1,659,751	0.13
Certificates of deposit	1,989,450	0.82	1,438,468	1.10
Total interest bearing deposits	7,829,141	0.55	6,382,383	0.65
Federal Home Loan Bank borrowings	1,471,175	2.25	1,053,014	2.44
Other borrowings	336,042	1.04	327,839	1.92
Subordinated debt and junior subordinated debt	198,494	4.99	189,524	5.41
Total interest bearing liabilities	9,834,852	0.91%	7,952,760	1.06%
Non-interest bearing demand deposits	3,137,279		2,420,462
Other liabilities	218,739		134,100
Shareholders' equity	2,594,069		2,002,710
Total Liabilities and Shareholders' Equity	$15,784,939		$12,510,032
Taxable equivalent net interest spread		3.28%		3.39%
Taxable equivalent net interest margin		3.54%		3.68%

(1)	Gross of allowance for loan losses and net of unearned income. Includes non-accrual and loans held for sale.

Loan fees included in interest income on loans are $0.5 million and $0.9 million for the three months ended December 31, 2019 and 2018 and $1.8 million and $3.4 million for the year ended December 31, 2019 and 2018, respectively.

Additionally, loan accretion included in interest income on loans acquired from prior acquisitions was $4.9 million and $8.1 million for the three months ended December 31, 2019 and 2018 and $17.9 million and $11.7 million for the year ended December 31, 2019 and 2018, respectively.

Accretion on interest bearing liabilities acquired from the prior acquisitions was $1.9 million and $0.5 million for the three months ended December 31, 2019 and 2018, respectively, and $2.8 million and $2.0 million for the year ended December 31, 2019 and 2018, respectively.

(2)	Average yields on available-for-sale securities are calculated based on amortized cost.
(3)	Taxable equivalent basis is calculated on tax-exempt securities using a rate of 21% for each period presented.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

	Quarter Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
Statement of Income	2020	2019	2019	2019	2019
Interest and dividend income
Loans, including fees	$119,503	$105,879	$95,369	$96,415	$95,502
Interest and dividends on securities:
Taxable	16,986	16,586	15,887	16,444	16,733
Tax-exempt	4,456	4,563	4,759	5,142	5,541
Total interest and dividends on securities	21,442	21,149	20,646	21,586	22,274
Other interest income	1,503	1,281	1,333	1,542	1,277
Total interest and dividend income	142,448	128,309	117,348	119,543	119,053
Interest expense
Interest bearing demand deposits	3,394	4,054	4,489	4,314	3,946
Money market deposits	2,352	2,143	1,973	2,009	1,899
Savings deposits	923	935	861	678	522
Certificates of deposit	4,054	3,800	3,830	4,098	3,903
Total interest expense on deposits	10,723	10,932	11,153	11,099	10,270
Federal Home Loan Bank borrowings	8,232	7,279	6,645	6,287	6,337
Other short-term borrowings	870	1,009	1,353	1,483	1,556
Subordinated debt and junior subordinated debt	2,461	2,125	2,077	2,214	2,529
Total interest expense	22,286	21,345	21,228	21,083	20,692
Net interest income	120,162	106,964	96,120	98,460	98,361
Provision for credit losses	29,821	1,824	4,121	2,747	2,507
Net interest income after provision for credit losses	90,341	105,140	91,999	95,713	95,854
Non-interest income
Trust fees	6,952	6,699	6,425	6,339	7,115
Service charges on deposits	6,617	7,171	7,056	6,197	6,549
Electronic banking fees	4,254	4,336	5,253	7,154	5,892
Net securities brokerage revenue	1,679	1,393	1,765	1,973	1,860
Bank-owned life insurance	1,769	1,882	1,373	1,340	1,319
Mortgage banking income	1,276	2,957	2,588	1,618	1,056
Net securities gains	1,491	520	235	2,909	657
Net gain on other real estate owned and other assets	169	61	158	376	136
Other income	3,802	5,819	2,097	3,250	3,189
Total non-interest income	28,009	30,838	26,950	31,156	27,773
Non-interest expense
Salaries and wages	38,910	36,984	32,915	31,646	30,940
Employee benefits	10,373	9,894	9,726	9,705	9,989
Net occupancy	7,084	6,162	5,392	5,385	5,566
Equipment	6,039	5,570	5,273	4,818	4,833
Marketing	1,138	2,059	1,505	1,254	1,243
FDIC insurance	2,113	668	(1,221)	1,155	1,353
Amortization of intangible assets	3,374	2,916	2,446	2,465	2,514
Restructuring and merger-related expense	5,164	11,522	1,688	81	3,107
Other operating expenses	17,138	16,781	15,544	15,443	14,887
Total non-interest expense	91,333	92,556	73,268	71,952	74,432
Income before provision for income taxes	27,017	43,422	45,681	54,917	49,195
Provision for income taxes	3,621	7,046	8,334	10,103	8,858
Net Income	$23,396	$36,376	$37,347	$44,814	$40,337

Taxable equivalent net interest income	$121,346	$108,177	$97,385	$99,827	$99,834

Per common share data
Net income per common share - basic	0.35	0.60	0.68	0.82	0.74
Net income per common share - diluted	0.35	0.60	0.68	0.82	0.74
Net income per common share - diluted, excluding certain items (1)(2)	0.41	0.75	0.71	0.82	0.78
Dividends declared	0.32	0.31	0.31	0.31	0.31
Book value (period end)	38.56	38.24	38.42	37.92	37.05
Tangible book value (period end) (1)	21.36	21.55	21.89	21.40	20.49
Average common shares outstanding - basic	67,486,550	60,461,325	54,695,578	54,628,029	54,598,499
Average common shares outstanding - diluted	67,587,446	60,562,366	54,751,344	54,773,521	54,706,337
Period end common shares outstanding	67,058,155	67,824,428	54,691,225	54,697,199	54,599,127
Full time equivalent employees	2,703	2,705	2,330	2,353	2,329

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax merger-related expenses.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

	Quarter Ended
	Mar. 31,		Dec. 31,		Sept. 30,		June 30,		Mar. 31,
Asset quality data	2020		2019		2019		2019		2019
Non-performing assets:
Troubled debt restructurings - accruing	$5,434		$5,431		$5,840		$5,487		$5,481
Non-accrual loans:
Troubled debt restructurings	1,571		1,422		1,345		1,924		2,936
Other non-accrual loans (1)	32,796		43,491		33,456		30,974		27,291
Total non-accrual loans	34,367		44,913		34,801		32,898		30,227
Total non-performing loans	39,801		50,344		40,641		38,385		35,708
Other real estate and repossessed assets	1,083		4,178		3,678		4,973		6,001
Total non-performing assets	$40,884		$54,522		$44,319		$43,358		$41,709

Past due loans (2):
Loans past due 30-89 days	$32,805		$36,330		$17,906		$15,446		$21,433
Loans past due 90 days or more	14,287		11,613		5,425		2,634		2,740
Total past due loans	$47,092		$47,943		$23,331		$18,080		$24,173

Criticized and classified loans (3):
Criticized loans (1)	$120,801		$118,959		$78,880		$73,236		$69,691
Classified loans (1)	95,162		103,519		95,071		41,004		39,412
Total criticized and classified loans	$215,963		$222,478		$173,951		$114,240		$109,103

Loans past due 30-89 days / total portfolio loans	0.32%		0.35%		0.23%		0.20%		0.28%
Loans past due 90 days or more / total portfolio loans	0.14		0.11		0.07		0.03		0.04
Non-performing loans / total portfolio loans	0.38		0.49		0.52		0.50		0.47
Non-performing assets/total portfolio loans, other real estate and repossessed assets	0.39		0.53		0.57		0.56		0.54
Non-performing assets / total assets	0.26		0.35		0.35		0.35		0.33
Criticized and classified loans / total portfolio loans	2.09		2.17		2.24		1.48		1.42

Allowance for loan losses
Allowance for loan losses	$114,272		$52,429		$54,317		$50,859		$48,866
Provision for credit losses	29,821		1,824		4,121		2,747		2,507
Net loan and deposit account overdraft charge-offs	4,716		4,476		791		947		1,370
Annualized net loan charge-offs /average loans	0.18%		0.20%		0.04%		0.05%		0.07%
Allowance for loan losses / total portfolio loans	1.10%		0.51%		0.70%		0.66%		0.64%
Allowance for loan losses / non-performing loans	2.87	x	1.04	x	1.34	x	1.32	x	1.37	x
Allowance for loan losses / non-performing loans and loans past due	1.32	x	0.53	x	0.85	x	0.90	x	0.82	x

	Quarter Ended
	Mar. 31,		Dec, 31,		Sept. 30,		June 30,		Mar. 31,
	2020		2019		2019		2019		2019
Capital ratios
Tier I leverage capital	9.64%		11.30%		11.30%		11.09%		10.98%
Tier I risk-based capital	12.51		12.89		15.40		15.39		15.31
Total risk-based capital	14.83		15.12		16.36		16.32		16.22
Common equity tier 1 capital ratio (CET 1)	12.51		12.89		13.87		13.83		13.48
Average shareholders' equity to average assets	16.43		16.73		16.80		16.42		16.01
Tangible equity to tangible assets (4)	9.65		10.02		10.24		10.10		9.57

(1) Excludes non-performing loans.
(2) Criticized and classified commercial loans may include loans that are also reported as non-performing or past due.
(3) The provision for credit losses includes $1.7 million for loan commitments, and the allowance for credit losses - loan commitments is $5.6 million as of March 31, 2020.
(4) See non-GAAP financial measures for additional information relating to the calculation of this ratio.

WESBANCO, INC. Consolidated Selected Financial Highlights

(unaudited, dollars in thousands)

NON-GAAP FINANCIAL MEASURES

The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(unaudited, dollars in thousands, except shares and per share amounts)	2020	2019	2019	2019	2019
Return on average assets, excluding after-tax merger-related expenses:
Net income	$23,396	$36,376	$37,347	$44,814	$40,337
Plus: after-tax merger-related expenses (1)	4,080	9,102	1,334	64	2,454
Net income excluding after-tax merger-related expenses	27,476	45,478	38,681	44,878	42,791

Average total assets	$15,784,939	$13,919,430	$12,488,153	$12,489,663	$12,510,032

Return on average tangible assets, excluding after-tax merger-related expenses (annualized) (2)	0.70%	1.30%	1.23%	1.44%	1.39%

Return on average equity, excluding after-tax merger-related expenses:
Net income	$23,396	$36,376	$37,347	$44,814	$40,337
Plus: after-tax merger-related expenses (1)	4,080	9,102	1,334	64	2,454
Net income excluding after-tax merger-related expenses	27,476	45,478	38,681	44,878	42,791

Average total shareholders' equity	2,594,069	2,329,121	2,097,534	2,050,190	2,002,710

Return on average tangible equity, excluding after-tax merger-related expenses (annualized) (2)	4.26%	7.75%	7.32%	8.78%	8.67%

Return on average tangible equity:
Net income	$23,396	$36,376	$37,347	$44,814	$40,337
Plus: amortization of intangibles (1)	2,665	2,304	1,932	1,947	1,986
Net income before amortization of intangibles	26,061	38,680	39,279	46,761	42,323

Average total shareholders' equity	2,594,069	2,329,121	2,097,534	2,050,190	2,002,710
Less: average goodwill and other intangibles, net of def. tax liability	(1,112,327)	(997,658)	(904,204)	(903,243)	(906,041)
Average tangible equity	$1,481,742	$1,331,463	$1,193,330	$1,146,947	$1,096,669

Return on average tangible equity (annualized) (2)	7.07%	11.53%	13.06%	16.35%	15.65%

Return on average tangible equity, excluding after-tax merger-related expenses:
Net income	$23,396	$36,376	$37,347	$44,814	$40,337
Plus: after-tax merger-related expenses (1)	4,080	9,102	1,334	64	2,454
Plus: amortization of intangibles (1)	2,665	2,304	1,932	1,947	1,986

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

Net income before amortization of intangibles and excluding after-tax merger-related expenses	30,141	47,782	40,613	46,825	44,777

Average total shareholders' equity	2,594,069	2,329,121	2,097,534	2,050,190	2,002,710
Less: average goodwill and other intangibles, net of def. tax liability	(1,112,327)	(997,658)	(904,204)	(903,243)	(906,041)
Average tangible equity	$1,481,742	$1,331,463	$1,193,330	$1,146,947	$1,096,669

Return on average tangible equity, excluding after-tax merger-related expenses (annualized) (2)	8.18%	14.24%	13.50%	16.38%	16.56%

Efficiency ratio:
Non-interest expense	$91,333	$92,556	$73,268	$71,952	$74,432
Less: restructuring and merger-related expense	(5,164)	(11,522)	(1,688)	(81)	(3,107)
Non-interest expense excluding restructuring and merger-related expense	86,169	81,034	71,580	71,871	71,325

Net interest income on a fully taxable equivalent basis	121,346	108,177	97,385	99,827	99,834
Non-interest income	28,009	30,838	26,950	31,156	27,773
Net interest income on a fully taxable equivalent basis plus non-interest income	$149,355	$139,015	$124,335	$130,983	$127,607
Efficiency Ratio	57.69%	58.29%	57.57%	54.87%	55.89%

Net income, excluding after-tax merger-related expenses:
Net income	$23,396	$36,376	$37,347	$44,814	$40,337
Add: After-tax merger-related expenses (1)	4,080	9,102	1,334	64	2,454
Net income, excluding after-tax merger-related expenses	$27,476	$45,478	$38,681	$44,878	$42,791

Net Income, excluding after-tax merger-related expenses per diluted share:
Net income per diluted share	$0.35	$0.60	$0.68	$0.82	$0.74
Add: After-tax merger-related expenses per diluted share (1)	0.06	0.15	0.03	0.00	0.04
Net income, excluding after-tax merger-related expenses per diluted share	$0.41	$0.75	$0.71	$0.82	$0.78

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

	Period End
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2020	2019	2019	2019	2019
Tangible book value per share:
Total shareholders' equity	$2,586,060	$2,593,921	$2,101,269	$2,074,116	$2,023,139
Less: goodwill and other intangible assets, net of def. tax liability	(1,154,033)	(1,132,262)	(904,256)	(903,729)	(904,144)
Tangible equity	1,432,027	1,461,659	1,197,013	1,170,387	1,118,995

Common shares outstanding	67,058,155	67,824,428	54,691,225	54,697,199	54,599,127

Tangible book value per share	$21.36	$21.55	$21.89	$21.40	$20.49

Tangible equity to tangible assets:
Total shareholders' equity	$2,586,060	$2,593,921	$2,101,269	$2,074,116	$2,023,139
Less: goodwill and other intangible assets, net of def. tax liability	(1,154,033)	(1,132,262)	(904,256)	(903,729)	(904,144)
Tangible equity	1,432,027	1,461,659	1,197,013	1,170,387	1,118,995

Total assets	15,995,572	15,720,112	12,593,887	12,494,653	12,601,408
Less: goodwill and other intangible assets, net of def. tax liability	(1,154,033)	(1,132,262)	(904,256)	(903,729)	(904,144)
Tangible assets	$14,841,539	$14,587,850	$11,689,631	$11,590,924	$11,697,264

Tangible equity to tangible assets	9.65%	10.02%	10.24%	10.10%	9.57%

(1) Tax effected at 21% for all periods presented.
(2) The ratios are annualized by utilizing actual number of days in the quarter versus the year.